UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2012

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) On January 19, 2012 the Audit Committee of the Board of Directors of Suffolk Bancorp (“Suffolk”) determined not to engage Grant Thornton LLP (“Grant Thornton”) as Suffolk’s independent registered public accounting firm for the audit of the company’s financial statements for the fiscal year ended December 31, 2011, and has engaged a new independent registered public accounting firm to perform that audit. (See section (b) below.)

The audit reports of Grant Thornton on Suffolk’s consolidated financial statements as of and for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Suffolk’s two most recent fiscal years and through January 19, 2012, there has not been any disagreement with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in connection with its report on Suffolk’s financial statements, except as follows:

Grant Thornton disagreed with management’s methodology of calculating the ASC 450, Contingencies, component of the allowance for loan and lease losses (“ALLL”). Specifically, Grant Thornton informed Suffolk’s Audit Committee and management that management initially used a multiplier in its calculation to arrive at the ALLL and that the methodology using the multiplier was not appropriate under accounting principles generally accepted in the United States. Management ultimately agreed to change its methodology to correct for the multiplier and accordingly to revise the calculation of the ASC 450 component of the ALLL. The Audit Committee has advised Grant Thornton that this disagreement was not a factor in the decision not to engage Grant Thornton as Suffolk’s auditor for the fiscal year ended December 31, 2011.

Management’s Report on Internal Control over Financial Reporting and Grant Thornton’s Report of Independent Registered Public Accounting Firm on internal control over financial reporting for the year ended December 31, 2010 disclosed that management had identified material weaknesses in internal control relating to its processes and procedures used to estimate the allowance for loan losses as well as in the areas of financial reporting staffing resources, interdepartmental communications, and governance and management accountability. As a result, both management and Grant Thornton concluded that Suffolk had not maintained effective internal control over financial reporting as of December 31, 2010. Full disclosure of these weaknesses are included in Item 9A of Amendment 1 to Suffolk’s Annual Report on Form 10-K for the year ended December 31, 2010. There were no other reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

On January 23, 2012, Suffolk provided Grant Thornton with a copy of the foregoing disclosure and requested that Grant Thornton furnish a letter addressed to the Securities and Exchange Commission indicating whether or not it agrees with such disclosures. Attached hereto as Exhibit 16.1 is Grant Thornton’s letter dated January 25, 2012.

(b) On January 19, 2012, the Audit Committee retained BDO USA, LLP (“BDO”) as Suffolk’s new independent registered public accounting firm. During the two most recent fiscal years and the subsequent interim period up to the date of engagement, Suffolk has not consulted with BDO regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Suffolk’s financial statements or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

Item 8.01	Other Events

On January 25, 2012, Suffolk issued a press release announcing its change in auditors. The press release is furnished as Exhibit 99.1 to this filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter dated January 25, 2012 from Grant Thornton LLP to the Securities and Exchange Commission regarding change in certifying accountants.

99.1	Press release dated January 25, 2012 titled “SUFFOLK BANCORP ANNOUNCES CHANGE IN CERTIFYING ACCOUNTANTS.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP

Dated: January 25, 2012	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary